Exhibit 5.1

Thomas A. Coll

+1 858 550 6013

collta@cooley.com

April 9, 2024

Regulus Therapeutics Inc.

4224 Campus Pointe Court, Suite 210

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel to Regulus Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration for resale by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 62,500,167 shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), consisting of (i) 45,108,667 shares (the “Common Shares”) of Common Stock that are currently outstanding and (ii) up to 17,391,500 shares (the “Conversion Shares”) of Common Stock issuable upon the conversion of 173,915 shares (the “Preferred Shares”) of the Company’s Class A-6 Convertible Preferred Stock, $0.001 par value per share. The Common Shares and the Preferred Shares were issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of March 11, 2024, by and among the Company and the Selling Stockholders (the “Securities Purchase Agreement”).

In connection with this opinion, we have examined and relied upon (i) the Registration Statement and the related prospectus, (ii) the Company’s certificate of incorporation and bylaws, each as currently in effect, (iii) the Securities Purchase Agreement, and (iv) such other records, opinions, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares are validly issued, fully paid and nonassessable and (ii) the Conversion Shares, when issued upon conversion of the Preferred Share in accordance with their terms, will be validly issued, fully paid and nonassessable.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com

Regulus Therapeutics Inc.

April 9, 2024

Page Two

Our opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By	: /s/ Thomas A. Coll
Thomas A. Coll

Cooley LLP 10265 Science Center Drive San Diego, CA 92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com